SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and General Release (this "Agreement") is made by and between Greer State Bank (the "Company") and Victor K. Grout ("Employee").

WHEREAS, Employee and the Company mutually agree that Employee's employment with the Company will end effective September 29, 2014, (the "Effective Date");

WHEREAS, the Company and Employee desire to ensure an amicable parting and to settle fully and finally any and all differences or claims that might arise out of Employee's employment;

THE PARTIES HEREBY AGREE, in consideration of the foregoing and the following terms, conditions and obligations, as follows:

1. **Employment Ended**. The parties agree that Employee's employment with the Company (and any and all of its affiliates) will end on the Effective Date. Employee shall thereafter no longer be employed by Company in any capacity, and Employee shall not represent to any third party that Employee retains any employment or other relationship with Company.

2. **Severance Benefits.**

   A. In exchange for the general release of claims and other good and valuable consideration and subject to the performance by Employee of the terms and provisions of this Agreement, the Company agrees to pay Employee $14,822.92 in the normal increments for six (6) months ("Severance Pay"). The total amount of pay shall equal $88,923.54, which includes a $7,500 bonus and normal monthly pay of $13,572.92. This payment shall be subject to all normal or required withholdings for federal and state income taxes and payroll taxes. The Severance Pay shall be made in normal increments, consistent with the Company's normal payroll practices, beginning with the first normal pay period occurring immediately after Company receives a fully executed copy of this Agreement in unmodified form, without deletions, executed by Employee.**This amount includes any accrued but unused vacation.** Unemployment claims will go unchallenged. Any further contact of any kind to the company will be to Susan Crocker, HR at 864-420-7047.

   B. Employee recognizes and agrees that Employee is solely responsible for any federal, state, or other tax obligations, including but not limited to all reporting and payment obligations that could arise as a consequence of Employee's receipt of any payments or benefits pursuant to this Agreement.

   C. If employee accepts employment he must notify HR immediately and based on nature of employment payment severance could end. In addition, Employee agrees not to disparage the Company, Officers, Directors or Employees in any way or communicate with customers and employees during an 18 month period beginning September 29, 2014 or divulge any confidential or proprietary information or solicit customers or employees. His key contact for all questions or matters is Susan Crocker at 864-420-7047.

   D. COBRA will be offered effective October 1, 2014 and during the six (6) month severance period, normal medical/ dental/vision deductions will be taken.

3. **General Release of Claims**. Employee hereby releases and forever discharges the Company, its subsidiaries, business units, affiliates, and parent companies, past and present, its predecessors and successors and their respective officers, directors, members, employees, agents, legal counsel, successors and assigns, past and present (hereinafter referred to collectively as the "Released Parties") from any and all known and unknown claims of action that Employee may have against the Released Parties, including but not limited to claims arising from or in connection with: (a) the terms and conditions of his employment with the Company; (b) the termination of his employment from the Company; and (c) any conduct, actions or omissions, known or unknown, by the Released Parties occurring on or before the date Employee executes this Agreement. This release, and the term "claim" or "claims" as used in this Agreement, includes all benefits, grievances, proceedings, investigations, hearings, charges, complaints, claims, demands, actions, causes of action, and suits of whatever nature, whether known or unknown, fixed, absolute or contingent, matured or unmatured, asserted or unasserted, however arising, and whether legal, equitable, or administrative. The released claims include claims for attorneys' fees, court costs, wages, back pay, front pay, severance pay, compensatory damages, punitive damages, general damages, special damages, penalties, benefits of any sort, liquidated damages, costs and disbursements, expert fees, injunctive relief, equitable relief, declaratory relief, interest, reinstatement, future employment, and any other legally recoverable category of damages or relief that Employee has ever had, or now has, or may claim to have, against the Company. It is expressly intended, understood and agreed that the claims released by Employee shall include, by way of example and without limitation, all claims arising under federal, state, or local statute, ordinance, common law, regulation, equity or other sources, whether known or unknown, based upon:

A. Actual or alleged defamation, invasion of privacy, injury to credit, personal inconvenience, damage to Employee's personal reputation, outrage, distress, humiliation, loss of standing and prestige, personal injury, bodily injury, tort, loss of consortium, intentional or negligent infliction of emotional distress, abuse of process, retaliation, negligence, fraud, extortion, or other common law causes of action or other compensation for bodily injury;

B. Failure to provide benefits or pay wages or commissions, including actual or alleged violations of the South Carolina Human Affairs Law, the South Carolina Payment of Wages Act, common law and any and all other applicable state, county or local codes, statutes, ordinances or regulations;

C. Actual or alleged violations of discrimination, including but not limited to any and all claims of age, disability, race, color, sex, national origin, ancestry, religion, genetic information, or other discrimination, retaliation, or harassment;

D. Actual or alleged violations of the federal Age Discrimination in Employment Act, as amended, the Civil Rights Acts of 1866, 1871, and 1964, Section 1981 of Title 42 of the U.S. Code, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, all federal and state executive orders including Executive Order 11246, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Family and Medical Leave Act, the Fair Labor Standards Act, the Genetic Information Nondiscrimination Act of 2008, the Worker Adjustment and Retraining Notification Act, the Pregnancy Discrimination Act, state and local wage-hour laws and regulations, and the federal Employee Retirement Income Security Act, including but not limited to claims under Company-sponsored severance and termination pay plans, if any;

E. Actual or alleged violations of any other federal or state codes, laws, ordinances, regulations or case law which prohibit employment discrimination, retaliatory termination of employment, wrongful discharge, and employment termination in violation of public policy;

F. Actual or alleged breach of express and implied contract, breach of contract accompanied by a fraudulent act, breach of implied covenant of good faith and fair dealing, interference with contract, promissory estoppel, and claims under any employment agreement or policy; and

G. Actual or alleged violations of the National Labor Relations Act and the Labor Management Relations Act.

Employee agrees and understands that any claims he may have under the aforementioned statutes, or any other federal, state or local law ordinance, rule or regulation, are effectively waived and released by this Agreement. Employee represents that he knows of no claim that he has that has not been released by this paragraph. This release does not extend to claims which as a matter of law cannot be waived. Employee acknowledges and understands that this paragraph is intended to prevent him from making any claim against the Released Parties regarding any matter or incident relating to or arising from the employment relationship or its termination that occurs up to the date Employee executes this Agreement.

4. **Covenant Not to Sue.** Employee hereby covenants and agrees not to file, commence or initiate any suit, grievance, demand or cause of action against the Released Parties based upon or relating to any of the claims released and forever discharged pursuant to this Agreement. Moreover, Employee agrees that he will not persuade or instruct any person to file a suit, claim or complaint on his behalf based on a claim released in this Agreement with any state or federal court or administrative agency against the Released Parties. Employee expressly agrees not to commence or file any class action, including any class arbitration against Company, or serve in any representative capacity in any class action, including class arbitration, against or involving the Company. If employee violates agreement in regard to above he can be liable to repay severance and pay all legal costs, associated with action.

5. **Non-Interference**. Nothing in this Agreement shall interfere with Employee's right to file a charge, cooperate or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, or other federal or state regulatory or law enforcement agency. However, the consideration provided to Employee in this Agreement shall be the sole relief provided to Employee for the claims that are released by him herein. To the maximum extent permitted by law, Employee agrees that Employee will not seek and waives any right to accept any relief or award from any charge or action against the Released Parties before any federal, state, or local administrative agency or federal, state or local court whether filed by Employee or on Employee's behalf with respect to any claim or right released in this Agreement.

6. **No Admission of Wrongdoing or Liability**. Nothing contained in this Agreement shall constitute, or be construed as or is intended to be, an admission or an acknowledgment by the Company or the Released Parties of any wrongdoing or liability, all such wrongdoing and liability being expressly denied.

7. **Confidentiality and Nondisclosure Provisions**. Employee agrees to maintain absolute confidentiality and secrecy concerning the terms of this Agreement and will not reveal or disseminate by publication in any manner whatsoever this document or any matters pertaining to it to any other person except as required by legal process. This confidentiality provision does not apply to communications necessary between Employee's immediate family members or legal and financial planners or tax preparers who are also bound by this confidentiality provision. Employee also agrees to honor and remains obligated under any confidentiality agreement(s) Employee entered into with the Company or the Released Parties,

and nothing in this Agreement shall be deemed to limit, void, abrogate or lessen any otherwise existing obligation of the Employee to keep confidential any trade secret or confidential information belonging to the Company, including but not limited to any such contractual or common law confidentiality obligations Employee owes to the Company.

8. **Disclosure**. Employee acknowledges and warrants that he is not aware of, or that he has fully disclosed to the Company, any matters for which Employee was responsible or which came to Employee's attention as an employee of the Company that might give rise to, evidence, or support any claim of illegal conduct, regulatory violation, unlawful discrimination, or other cause of action against the Company.

9. **Company Property**.

a. All records, files, lists, including computer generated lists, data, drawings, documents, equipment and similar items relating to the Company's business that Employee generated or received from the Company remain the Company's sole and exclusive property. Employee agrees to promptly return to the Company all property of the Company in his possession. Employee further represents that he has not copied or caused to be copied, printed out, or caused to be printed out any documents or other material originating with or belonging to the Company. Employee additionally represents that he will not retain in his possession any such documents or other materials. Employee agrees not to delete Company information or any other electronic information from Employee's computer or other devices belonging to the Company before or after the Effective Date. Employee further agrees not to access the Company's computer system or other electronic systems following the Effective Date. Employee will provide keys, parking tag, credit card, flash drives, and any other company property in his possession. Employee will provide the Company with all passwords he used or created for Company accounts or devices.

10. **No Other Compensation Due.** Employee acknowledges and agrees that neither the Company nor any of the Released Parties owes Employee any wages, salary, stock options or other ownership, bonus, accrued vacation or sick leave, benefits, paid time off, notice pay, severance pay, commissions, equity or ownership, incentive pay, salary, reimbursement, expenses, deferred compensation, or other compensation in any amount whatsoever other than as expressly agreed to herein. Employee agrees that to the extent that Employee is otherwise due any such amounts or compensation or expenses of any nature, the Company's obligation to pay these amounts is satisfied and subsumed in full by the Severance Pay. The parties shall each bear their own costs and their own attorneys' fees.

11. **No Other Consideration.** Employee affirms that the only consideration for the signing of this Agreement is that set forth in this Agreement and that no other promises or assurances of any kind have been made to Employee by the Company, the Company's attorneys, or any other person, as an inducement to sign this Agreement. The consideration for this Agreement tendered and herewith accepted is solely by way of settlement, compromise, and final disposition of disputed claims, and it is therefore specifically agreed that this Agreement shall forever be a final and complete bar to and full satisfaction of Employee's claims and suits for injuries or damages of whatsoever nature resulting from the aforesaid matters.

12. **No Assignment.** Employee hereby represents and warrants that Employee has not assigned, transferred, or conveyed to any individual or entity any alleged right, claim or cause of action of any kind which is included within the above releases. Employee further represents and warrants that Employee is aware of no lien or other encumbrance on Employee's rights, claims, and causes of action, and that

Employee is entitled to receive from the Company payment of the full amount of the proceeds due to Employee under this Agreement.

13. **No Reinstatement**. Employee agrees that Employee will not seek reinstatement, reemployment, or a contract with the Company in any capacity.

14. **Breach of Agreement**. If either party brings a claim for breach of the terms of this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and expenses incurred in prosecuting or defending such an action.

15. **Binding Effect**. This Agreement shall be binding upon and inure to the benefit of Employee and the Company, and their officers, directors, employees, agents, legal counsel, heirs, successors and assigns.

16. **Warranties/Representations**. Employee hereby warrants and represents that:

A. Throughout his employment, he was fully and appropriately compensated for all hours worked in accordance with the Fair Labor Standards Act and other applicable law, if any;
B. Employee has been provided with all leave to which he is entitled under the Company policy and applicable law, including but not limited to the Family and Medical Leave Act;
C. Employee has carefully read and fully understands the comprehensive terms and conditions of this Agreement and the releases set forth herein;
D. Employee is executing this Agreement knowingly and voluntarily, without any duress, coercion or undue influence by the Company, its representatives, or any other person;
E. Employee has had the opportunity to consult with legal counsel of his own choice before executing this Agreement;
F. Employee has pending no claim, complaint, grievance or any document with any federal or state agency or any court seeking money damages or relief against the Company;
G. Employee is fully satisfied with the terms and conditions of this Agreement including, without limitation, the consideration paid to him by the Company; and
H. Employee is not waiving rights or claims that may arise after the date this Agreement is executed.

17. **Entire Agreement; Severability of Terms**. This Agreement contains the complete, entire understanding of the parties. In executing this Agreement, neither party relies on any term, condition, promise or representation other than those expressed in this Agreement. This Agreement supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. This Agreement may be amended or modified only by an agreement in writing. If any provision of this Agreement is determined to be invalid or otherwise unenforceable, then that invalidity or unenforceability shall not affect any other provision of this Agreement, which shall continue and remain in full force and effect. Except as stated herein, all other agreements, written or verbal, between the parties shall be void and of no effect.

18. **Governing Law**. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina, without regard to the choice of law principles. This Agreement may be enforced only in a court of competent jurisdiction in Greenville County, South Carolina, and the parties hereby consent and submit themselves to the exclusive venue and personal jurisdiction of said court with respect to all such disputes and controversies whether or not Employee is then residing in South Carolina.

19. **Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.

20. **Twenty-one days to consider.** Employee confirms that he has been offered twenty-one (21) days to consider this agreement and seven (7) days to revoke in writing his signature.

THIS IS A LEGALLY ENFORCEABLE AGREEMENT
THAT WAIVES CLAIMS.
READ CAREFULLY BEFORE SIGNING

Dated: 9/30/14

Witness: [signature]

[signature]
Victor K. Grout

Dated: 9/29/14

Greer State Bank

By: [signature]
George Burdette
President/ CEO